Exhibit 99.2

DEPARTMENT OF HEALTH & HUMAN SERVICES	Public Health Services
Food and Drug Administration
9200 Corporate Boulevard
Flockville MD 20050

NOV 24 2004

Dr. Kotha Sekharam

President

Belcher Pharmaceuticals, Incorporated

12393 Belcher Road, Suite 420

Largo, Florida 33773

Re:	K042400
Trade/Device Name: Mucctrol Concentrated Ornl Gel Wafer
Regulation Number: Unclassified
Regulation Name: None
Regulatory Class: None
Product Code: FRO
Dated September 1, 2004
Received: September 3, 2004

Dear Dr. Sekharam:

We have reviewed your Section 510(k) premarket notification of intent to market the device referenced above and have determined the device is substantially equivalent (for the indications for use stated in the enclosure) to legally marketed predicate devices marketed in interstate commerce prior to May 28, 1976, the enactment date of the Medical Device Amendments, or to devices that have been reclassified in accordance with the provisions of the Federal Food, Drug, and Cosmetic Act (Act) that do not require approval of a premarket approval application (PMA). You may, therefore, market the device, subject to the general controls provisions of the Act. The general controls provisions of the Act include requirements for annual registration, listing of devices, good manufacturing practice, labeling, and prohibitions against misbranding and adulteration.

If your device is classified (see above) into either class II (Special Controls) or class III (PMA), it may be subject to such additional controls. Existing major regulations affecting your device can be found in the Code of Federal Regulations, Title 21, Parts 800 to 898. In addition, FDA may publish further announcements concerning your device in the Federal Register.

Page 2 – Dr. Sekharam

Please be advised that FDA’s issuance of a substantial equivalence determination does not mean that FDA has made a determination that your device complies with other requirements of the Act or any Federal statutes and regulations administered by other Federal agencies. You must comply with all the Act’s requirements, including, but not limited to: registration and listing (21 CFR Part 807); labeling (21 CFR Part 801); good manufacturing practice requirements as set forth in the quality systems (QS) regulation (21 CFR Part 820); and if applicable, the electronic product radiation control provisions (Sections 531-542 of the Act); 21 CFR 1000-1050.

This letter will allow you to begin marketing your device as described in your Section 510(k) premarket notification. The FDA finding of substantial equivalence of your device to a legally marketed predicate device results in a classification for your device and thus, permits your device to proceed to the market.

If you desire specific advice for your device on our labeling regulation (21 OFR Part 801), please contact the Office of Compliance at (240) 276-0115. Also, please note the regulation entitled, “Misbranding by reference to premarkt notification” (21 CFR Part 807.97). You may obtain other general information on your responsibilities under the Act from the Division of Small Manufacturers, International and Consumer Assistance at its toll-free number(800) 638-2041 or (301) 443-6597 or at its Internet address http://www.fda.gov/cdrh/dsma/dsmamain.html

Sincerely yours,

/s/Chiu Lin
Chiu Lin, Ph.D.
Director
Division of Anesthesiology, General Hospital, Infection Control and Dental Devices
Office of Device Evaluation
Center for Devices and Radiological Health

Enclosure

Indications for Use

510(k) Number (if known): K042400

Device Name: MUCOTROLTM CONCENTRATED ORAL GEL WAFER

Indications for Use: MUCOTROLTM CONCENTRATED ORAL GEL WAFER HAS A MECHANICAL ACTION INDICATED FOR THE MANAGEMENT OF PAIN AND RELIEF OF PAIN, BY ADHERING TO THE MUCOSAL SURFACE OF THE MOUTH. SOOTHING ORAL LESIONS OF VARIOUS ETIOLOGIES, INCLUDING ORAL MUCOSITIS/STOMATITIS (MAY BE CAUSED BY CHEMOTHERAPY OR RADIOTHERAPY) IRRITATION DUE TO ORAL SURGERY AND TRAUMATIC ULCERS CAUSED BY BRACES OR ILL FITTING DENTURES OR DISEASES. ALSO INDICATED FOR DIFFUSE APTHOUS ULCERS.

Prescription Use YES (Part 21 CFR 801 Subpart D)	AND/OR	Over-The-Counter Use (21 CFR 801 Subpart C)

(PLEASE DO NOT WRITE BELOW THIS LINE-CONTINUE ON ANOTHER PAGE IF NEEDED)

/s/ Illegible
(Division Sign-Off)
Division of Anesthesiology, General Hospital
Infection Control, Dental Devices
510(k) Number K042400